UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2025
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Savers Value Village, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State of Incorporation)	001-41733 (Commission File Number)	83-4165683 (I.R.S. Employer Identification Number)
11400 S.E. 6th Street, Suite 125 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(425) 462-1515
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.000001	SVV	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2025, Duane C. Woods, a member of the Board of Directors (the “Board”) of Savers Value Village, Inc. (the “Company”), resigned from the Board, the Nominating, Governance & Sustainability Committee of the Board (the “Nominating Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), effective immediately. Mr. Woods’ departure is not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.
On August 25, 2025, upon the recommendation of the Nominating, Governance and Sustainability Committee of the Board, the Board appointed Mr. Brian Ames to fill the Board vacancy created by Mr. Woods’ resignation. Mr. Ames will serve as a Class III director of the Company for a term expiring on the date of the Company’s annual meeting of stockholders to be held in 2026, until his successor is duly elected and qualified or until his earlier death, resignation or removal. Upon the recommendation of the Nominating Committee, the Board also appointed Mr. Ames to the Nominating Committee.
Mr. Ames brings to the Board strategic expertise and extensive experience across consumer tech, gaming, media, climate tech, and venture capital. Mr. Ames is a Former Managing Director at Anthos Capital, a firm that invests in emerging consumer and technology companies. Prior to joining Anthos Capital in 2021, Mr. Ames was the President of Activision Blizzard Media, a leading platform gaming company, where he contributed in building the global advertising and technology business. Mr. Ames currently serves on the board of directors for the parent entities of VRChat, Breakthrough Energy Ventures and MoldCo. Mr. Ames previously served on the board of directors for The Coffee Bean & Tea Leaf between 2016 and 2017. Mr. Ames holds a B.S. from the Massachusetts Institute of Technology in Brain & Cognitive Sciences and an M.B.A. from Stanford Graduate School of Business.
The Board has affirmatively determined that Mr. Ames is an independent director pursuant to the listing standards of the New York Stock Exchange and those independence requirements established by the laws, rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no transactions between Mr. Ames and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Ames does not have any family relationships with any executive officer or director of the Company. Mr. Ames will enter into the Company’s standard form indemnification agreement for directors and officers. For a description of the Company’s standard form indemnification agreements, see the sections titled “Description of Capital Stock-Limitations of Liability, Indemnification and Advancement” and “Certain Relationships and Related Party Transactions-Indemnification of officers and directors” as set forth in the Company’s prospectus as filed with the U.S. Securities and Exchange Commission in accordance with Rule 424(b) of the Securities Act of 1933, as amended, on June 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVERS VALUE VILLAGE, INC.

Date:	August 25, 2025	By:	/s/ Richard Medway
		Name:	Richard Medway
		Title:	General Counsel, Chief Compliance & Sustainability Officer and Secretary